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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               February 11, 2002


                          WILLAMETTE INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


            OREGON                        1-12545                 93-0312940
 (State or other jurisdiction    (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)



                      1300 S.W. Fifth Avenue, Suite 3800
                            Portland, Oregon 97201
                   (address of principal executive offices)
                                  (Zip Code)




      Registrant's telephone number, including area code: (503) 227-5581


                                      N/A
         (Former name or former address, if changed since last report)





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Item 1.  Change in Control of Registrant


          On February 11, 2002, Company Holdings, Inc., a Washington corporation ("CHI") and a direct wholly owned subsidiary of Weyerhaeuser Company, a Washington corporation ("Weyerhaeuser"), announced the expiration of, and acceptance for payment of shares in, its cash tender offer (the "Offer") for all of the outstanding shares ("Shares") of common stock, par value $.50 per share, of Willamette Industries, Inc., an Oregon corporation
("Willamette"). In the Offer, CHI acquired an aggregate of 106,822,511 Shares, representing approximately 97.0% of Willamette's outstanding common stock.


          Under the terms of the previously announced Agreement and Plan of Merger (the "Merger Agreement") dated January 28, 2002, among Weyerhaeuser, CHI and Willamette, and upon the satisfaction or waiver of certain conditions, CHI will be merged (the "Merger") with and into Willamette with Willamette surviving the Merger as a wholly owned subsidiary of Weyerhaeuser. In the Merger, all remaining Shares, other than Shares owned by Willamette, Weyerhaeuser or CHI, will be converted into the right to receive $55.50 per share in cash without interest. The Merger is expected to occur on or about March 14, 2002. Pursuant to the Merger Agreement, effective as of February 11, 2002, the following actions were taken:

        o Winslow H. Buxton, Robert C. Lane, Thomas M. Luthy, Joseph Prendergast, Evelyn Cruz Sroufe and William Swindells resigned from the Willamette Board of Directors (the "Willamette Board");

        o Willamette's By-laws were amended to reduce the size of the Willamette Board from nine to seven directors;

        o Robert A. Dowdy, Richard E. Hanson, Steven R. Rogel and William C. Stivers (each of whom is an officer of Weyerhaeuser) were appointed to the Willamette Board, with Steven R. Rogel appointed Chairman of the Board; and

        o The Executive Committee of the Willamette Board was reconstituted to consist of Robert A. Dowdy, Richard E. Hanson, Steven R. Rogel and William C. Stivers, with Steven R. Rogel appointed Chairman of the Executive Committee.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        WILLAMETTE INDUSTRIES, INC.

                                        by



                                         /s/ RICHARD E. HANSON
                                         ------------------------------------
                                         Name:  Richard E. Hanson
                                         Title: Executive Vice President
                                                and Chief Operating
                                                Officer


Dated: February 26, 2002